EXHIBIT 15.1


                                                                  April 27, 1998

ESG Re Limited
Skandia International House
#16 Church Street
Hamilton, Bermuda

We have made a review, in accordance with standards established by the American Institute of Certified Public Accounts, of the unaudited interim financial information of ESG Re Limited and subsidiaries for the three month periods ended March 31, 1998 and 1997, as indicated in our report dated April 27, 1998; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in Registration Statement #333-40341 on Form S-8.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                                             Deloitte & Touche
                                             Chartered Accountants
                                             Hamilton, Bermuda

                                      E-15